EXHIBIT 10.10
2005 Preferred Stock Purchase Agreement
Ladies and Gentlemen:
     This Agreement sets forth the terms and conditions on which Axcess International Inc., a Delaware Corporation, of 3208 Commander Drive, Carrollton, Texas, 75006 (the “Company”) will issue and sell to                     , of                                         (the “Purchaser”) shares of Series 2005 Preferred Stock of the Company, par value $0.01 per share (the “Preferred”) and Series 2005 Warrants (the “Warrants”) which provide the right to purchase shares of the Company’s Common Stock.
     1. Type of Security and Purchase Price. The Purchaser hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser 887,671 (eight hundred and eighty-seven thousand six hundred and seventy-one) Preferred Shares and an equal number of Warrants. The purchase price shall be Seven Hundred and Fifty-Four Thousand Five Hundred and Twenty US Dollars and Fifty-Five cents ($754,520.55) payable in cash. Preferred shares shall bear no dividends. The Warrants shall have an exercise life of five (5) years following closing and the exercise price of the warrants is One Dollar and Fifty Cents ($1.50). Each Warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for 20 consecutive trading days. The purchase and sale shall be effective as of December 22, 2005 (the “Effective Date”).
     2. Purchase Dates and Delivery of Shares. The Company wishes to close on the sale during December of 2005. Upon its receipt of the purchase price, the Company shall issue and sell to the Purchaser the number of Preferred and Warrants based on paragraph 1 above. On and as of the Effective Date, the Company shall execute and deliver to the Purchaser stock and warrant certificates in proper form representing the Shares.
     3. Conversion and Lock-up of Series 2004 Preferred Stock to Common Stock. When the Company achieves a full quarter of profitability (EBIDTA) or when the share price surpasses Two Dollars and Fifteen Cents ($2.15) based on the average closing price for the 20 trading days preceding, the preferred shares shall be converted on a one to one basis into common stock, $0.01 par value per share. Purchaser shall not sell more than 1/6 of the common shares issued to them in connection with this offering in any calendar month.
     4. Securities Act Legend; Registration Rights.
          4.1 The Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Prior to registration, certificates representing the Shares shall bear a restrictive legend substantially to the effect of the following:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. ADDITIONAL RESTRICTIONS REGARDING THE TERMS UNDER WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO NON-VOTING COMMON STOCK OF THE COMPANY ARE SET FORTH IN THE CERTIFICATE OF DESIGNATIONS, PREFERENCES, POWERS AND RIGHTS OF THE SERIES 2003 PREFERRED STOCK.
          4.2 The Company has committed to register the Common Stock Underlying the Series 2005 Preferred Stock and Warrants under Form SB-2 (or comparable form, the “Registration Statement”) within 30 days of the date of the last closing of the 2005 Preferred Equity and to make its best efforts to have the Registration Statement declared effective at the earliest possible date.
     5. Representations and Warranties by the Company. The Company hereby represents and warrants to the Purchaser as follows:
          5.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute and deliver this Agreement, to issue the Shares on the basis described herein and otherwise to perform its obligations under this Agreement.
          5.2 The execution and delivery by the Company of this Agreement, the issuance of the Shares, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite corporate action on the part of the Company and will not (i) violate any provision of law, statute, rule or regulation or any order of any court or other agency of government, (ii) conflict with or violate the Certificate of Incorporation (after amendment to authorize the additional shares of non-voting common stock) or By-Laws of the Company, in each case as amended, or (iii) violate, conflict with or constitute (with due notice or lapse of time or both) a default under any indenture, mortgage, lease, license, agreement or other contract or instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the properties or assets of the Company or any of its subsidiaries, in each case if such violation, conflict, default, lien, charge or encumbrance would have a material adverse effect on the Company.
          5.3 This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, moratorium or similar laws affecting the rights of creditors generally.
          5.4 Based in part upon the representations and warranties of the Purchaser contained in this Agreement, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is or will be necessary for the execution and delivery of this Agreement by the Company and the issuance of the Shares hereunder, other than the filing of a notice of sale on Form D with the Securities and Exchange Commission and any other required jurisdictions in accordance with the rules and regulations thereof under the Securities Act and applicable state law.
          5.5 The Preferred Shares are duly authorized, validly issued, fully paid and non-assessable shares of Series 2005 Preferred Stock, and are not subject to any preemptive rights.
     6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:
          6.1 The Purchaser is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.
          6.2 The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that the Common shares must be held by the Purchaser until registered under the Securities Act.
          6.3 The Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.
          6.4 The Purchaser understands that its investment hereunder involves substantial risks and represents and warrants that it has made such independent examinations and investigations of the Company as it has deemed necessary in making its investment decision, and the Purchaser further represents and warrants that it has had sufficient access to the officers, directors, books and records of the Company as it has deemed necessary to conduct such examination and investigation and make such investment decision. Purchaser agrees to keep confidential the confidential information provided for the purpose of evaluating the purchase herein.
          6.5 The Purchaser is a qualified investor able to bear the economic risk of the investment contemplated by this Agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement.
     7. Reaffirmation of Representations and Warranties. The date Units are purchased shall constitute a reaffirmation of each and every one of the representations and warranties of the Company set forth in Section 5 of this Agreement and those of the Purchaser set forth in Section 6 of this Agreement as if made as of each Effective Date, unless otherwise restated or corrected by either the Purchaser or the Company, as the case may be.
     8. Miscellaneous.
          8.1 This Agreement constitutes our entire agreement with respect to the subject matter hereof. This Agreement may not be modified or amended or any provision hereof waived except by an instrument in writing signed by the Company and the Purchaser.
          8.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights of the Purchaser hereunder shall be assignable to any holder of the

Shares. Except as provided in the immediately preceding sentence, this Agreement and the rights of the Purchaser hereunder shall not be assignable, and any purported assignment hereof or thereof shall be void.
          8.3 This Agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement. One or more signature pages from any counterpart of this Agreement may be attached to any other counterpart of this Agreement without in any way changing the effect thereof. This Agreement shall be effective when executed and delivered by the Company and the Purchaser.
          8.4 All notices, requests, demands, consents, waivers, or other communications made hereunder to any party or holder of Shares shall be in writing and shall be deemed to have been duly given if delivered personally or sent by nationally-recognized overnight courier, facsimile or by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below:
          if to the Company, to:
Axcess International Inc.
3208 Commander Drive
Carrollton, TX 75006
Attention: Chief Financial Officer
          with a copy to:
Vial, Hamilton, Koch, and Knox
1700 Pacific, Suite 2800
Dallas, TX 75201
214-712-4441
Attention: Craig Ongley; and
          if to the Purchaser:
to the Purchaser at its address first set forth above,
or to such other address as the party to whom such communication is to be given may have furnished to the other party in writing in accordance herewith. All such notices, requests, demands, consents, waivers or other communications shall be deemed to have been delivered (i) in the case of personal delivery, on the date of delivery, (ii) if sent by facsimile, on the date sender receives a confirmation confirming receipt, (iii) if sent by overnight courier, on the next business day following the date sent and (iv) in the case of mailing, on the third business day following such mailing.
          8.5 All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares hereunder.
          8.6 This Agreement, and all rights, obligations and liabilities hereunder, shall be construed according to the laws of the State of Texas applicable to contracts made and to be performed wholly therein. Any judicial proceeding brought against the Company to enforce, or otherwise in connection with, this Agreement may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Company (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.
     If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to the Company the enclosed counterpart of this Agreement.

Very truly yours, AXCESS INTERNATIONAL INC.
By:
Allan Griebenow, Chief Executive Officer

The undersigned agrees with and
accepts the foregoing terms and provisions
as of the date first above written.
By:                                                             ,
Printed Name:                                                             ,